Exhibit 3.185

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WEA INTERNATIONAL INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF FEBRUARY, A.D. 1975, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRD DAY OF JUNE, A.D. 1991, AT 10 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF APRIL, A.D. 1999, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

		[SEAL]	/s/ Harriet Smith Windsor
			Harriet Smith Windsor, Secretary of State

0809832	8100H		AUTHENTICATION:	2876846

040036393			DATE:	01-16-04

1

CERTIFICATE OF INCORPORATION

OF

WEA International Inc.

8098-52

9 A.M.

United States Corporation Company

306 South State Street, Dover, Delaware

Albany, N. Y.	Los Angeles, Cal.
Carson City, Nev.	Philadelphia, Pa.
Chicago, Ill.	St. Louis, Mo.
Jersey City, N. J.	Washington, D.C.

Executive Offices

70 Pine Street, New York, New York 10005

CERTIFICATE OF INCORPORATION

OF

WEA International Inc.

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:                              The name of the corporation is

WEA International Inc.

SECOND:               Its registered office is to be located at 306 South State Street, in the City of Dover, in the County at Kent, in the State of Delaware.  The name of its registered agent at that address is the United States Corporation Company.

THIRD:                          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:              The total number of shares of stock which the corporation is authorized to issue is two hundred (200) shares, and the par value of each of such shares in one dollar ($1.00).

FIFTH:                             The name and address of the single incorporator are

Leif A. Tonnessen	70 Pine Street, New York, N.Y. 10005

SIXTH:                               The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

SEVENTH:             The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:                       The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein to stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 20th day of February, 1975.

/s/ Leif A. Tonnessen	(L.B.)
Leif A. Tonnessen
Incorporator

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 10:00 AM 06/03/1991 911545286 - 809832

CERTIFICATE OF OWNERSHIP AND MERGER

OF

WARNER BROS. RECORDS JAPAN INC.
(a Delaware corporation)

INTO

WEA INTERNATIONAL INC.
(a Delaware corporation)

It is hereby certified that:

1.                                            WEA International Inc. (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.

2.                                            The corporation is the owner of all of the outstanding shares of Common Stock of Warner Bros. Records Japan Inc., which is also a business corporation of the State of Delaware.

3.                                            On May 10, 1991, the Board of Directors of the Corporation adopted the following resolutions to merge Warner Bros. Records Japan Inc. into the Corporation:

RESOLVED that Warner Bros. Records Japan Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Warner Bros. Records Japan Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Warner Bros. Records Japan Inc. in its name.

RESOLVED that this Corporation shall assume all of the obligations of Warner Bros. Records Japan Inc.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be upon filing with the office of the Secretary of State of the State of Delaware.

Executed on May 30, 1991

WEA INTERNATIONAL INC.

	By:	/s/ [ILLEGIBLE]
Its Executive Vice President

Attest:

/s/ Joan T. Pincus
Its Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 05/14/1996 960140038 - 809832

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

WEA International Inc.,                 a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is the United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of  “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	/s/	MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/19/1999 991151708 - 0809832

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WEA INTERNATIONAL INC.

WEA International Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.            The name of the Corporation is WEA International Inc.

2.            The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

“FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 210, consisting of 200 Class A Common, par value $1.00 per share and 10 Class B Common, par value $100,000.00 per share.”

3.            The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 14th day of April, 1999.

/s/ Marie N. White
Marie N. White, Secretary